CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 65 of our report dated

November 6, 1996 and to all references to our Firm included in or made a part of this Post-Effective Amendment.


                      /s/ Arthur Andersen LLP

                     ARTHUR ANDERSEN LLP

Cincinnati, Ohio
January 31, 1997